Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of ESGEN and Sunergy, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). ESGEN has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2023, assumes that the Business Combination occurred December 31, 2023. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, presents pro forma effect to the Business Combination as if it had occurred on January 1, 2023.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023, has been derived from:

●	The historical unaudited financial statements of ESGEN as of December 31, 2023; and

●	The historical unaudited financial statements of Sunergy as of December 31, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, has been derived from:

●	The historical unaudited financial statements of ESGEN for the year ended December 31, 2023; and

●	The historical unaudited financial statements of Sunergy for the year ended December 31, 2023.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this proxy statement/prospectus which incorporates Transaction Accounting Adjustments. Sunergy and ESGEN have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of Sunergy and ESGEN included in this proxy statement/prospectus and Sunergy’s and ESGEN’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Transactions

Business Combination

On March 13, 2024 (the “Closing Date”), the registrant consummated its previously announced business combination (the “Closing”), pursuant to that certain Business Combination Agreement, dated as of April 19, 2023 (as amended on January 24, 2024, the “Business Combination Agreement”), by and among Zeo Energy Corp., a Delaware corporation (f/k/a ESGEN Acquisition Corporation, a Cayman Islands exempted company), ESGEN OpCo, LLC, a Delaware limited liability company(“OpCo”), Sunergy Renewables, LLC, a Nevada limited liability company (“Sunergy”), the Sunergy equityholders set forth on the signature pages thereto or joined thereto (collectively, “Sellers” and each, a “Seller”, and collectively with Sunergy, the “Sunergy Parties”), for limited purposes, ESGEN LLC, a Delaware limited liability company (the “Sponsor”), and for limited purposes, Timothy Bridgewater, an individual, in his capacity as the Sellers Representative (collectively, the “Business Combination”). Prior to the Closing, (i) except as otherwise specified in the Business Combination Agreement, each issued and outstanding Class B ordinary share of ESGEN was converted into one Class A ordinary share of ESGEN (the “ESGEN Class A Ordinary Shares” and such conversion, the “ESGEN Share Conversion”); and (ii) ESGEN was domesticated into the State of Delaware so as to become a Delaware corporation (the “Domestication”). In connection with the Closing, the registrant changed its name from “ESGEN Acquisition Corporation” to “Zeo Energy Corp.”

Conversion of Securities and Transaction Consideration

Upon the Domestication, each then-outstanding ESGEN Class A Ordinary Share was cancelled and converted into one share of Class A common stock of the registrant, par value $0.0001 per share (“Zeo Class A Common Stock”), and each then-outstanding ESGEN Public Warrant was assumed and converted automatically into a warrant of the registrant, exercisable for one share of Zeo Class A Common Stock. Additionally, each outstanding unit of ESGEN was cancelled and converted into one share of Zeo Class A Common Stock and one-half of one warrant of the registrant.

 In accordance with the terms of the Business Combination Agreement, Sunergy caused all holders of any options, warrants or rights to subscribe for or purchase any equity interests of Sunergy or its subsidiaries or securities (including debt securities) convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire, any equity interests of Sunergy or any subsidiary thereof (collectively, the “Sunergy Convertible Interests”) existing immediately prior to the Closing to either exchange or convert all such holder’s Sunergy Convertible Interests into limited liability interests of Sunergy (the “Sunergy Company Interests") in accordance with the governing documents of Sunergy or the Sunergy Convertible Interests.

At the Closing, ESGEN contributed to OpCo (1) all of its assets (excluding its interests in OpCo, but including the amount of cash in ESGEN’s Trust Account (the “Trust Account”) as of immediately prior to the Closing (after giving effect to the exercise of redemption rights by ESGEN shareholders)), and (2) a number of newly issued shares of Class V common stock of the registrant, par value $0.0001 per share, which generally have only voting rights (the “Zeo Class V Common Stock”), equal to the number of Seller OpCo Units (as defined in the Business Combination Agreement) (the “Seller Class V Shares”) and (y) in exchange, OpCo issued to ESGEN (i) a number of Class A common units of OpCo (the “Manager OpCo Units”) which equaled the number of total shares of the Zeo Class A Common Stock issued and outstanding immediately after the Closing and (ii) a number of warrants to purchase Manager OpCo Units which equaled the number of SPAC Warrants (as defined in the Business Combination Agreement) issued and outstanding immediately after the Closing (the transactions described above in this paragraph, the “ESGEN Contribution”). Immediately following the ESGEN Contribution, (x) the Sellers contributed to OpCo the Sunergy Company Interests and (y) in exchange therefor, OpCo transferred to the Sellers the Seller OpCo Units and the Seller Class V Shares.

Prior to the Closing, Sellers transferred 24.167% of their Sunergy Company Interests (which were thereafter exchanged for Seller OpCo Units and Seller Class V Shares at the Closing, as described above) pro rata to Sun Managers, LLC, a Delaware limited liability company (“Sun Managers”), in exchange for Class A Units (as defined in the Sun Managers limited liability company agreement (the “SM LLCA”) in Sun Managers. In connection with such transfer, Sun Managers executed a joinder to, and became a “Seller” for purposes of, the Business Combination Agreement. Sun Managers intends to grant Class B Units (as defined in the SM LLCA) in Sun Managers through the Sun Managers, LLC Management Incentive Plan (the “Management Incentive Plan”) adopted by Sun Managers to certain eligible employees or service providers of OpCo, Sunergy or their subsidiaries, in the discretion of Timothy Bridgewater, as manager of Sun Managers. Such Class B Units may be subject to a vesting schedule, and once such Class B Units become vested, there may be an exchange opportunity through which the grantees may request (subject to the terms of the Management Incentive Plan and the OpCo A&R LLC Agreement (as defined below)) the exchange of their Class B Units into Seller OpCo Units (together with an equal number of Seller Class V Shares), which may then be converted into Zeo Class A Common Stock (subject to the terms of the Management Incentive Plan and the OpCo A&R LLC Agreement). Grants under the Management Incentive Plan will be made after Closing.

As of the Closing Date, upon consummation of the Business Combination, the only outstanding shares of capital stock of the registrant were shares of Zeo Class A Common Stock and Zeo Class V Common Stock.

The material terms and conditions of the Business Combination Agreement are described in greater detail in the Company’s definitive proxy statement/prospectus (as amended and supplemented, the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”), on February 13, 2024, in the section entitled “The Business Combination Agreement” beginning on page 146, which information is incorporated herein by reference.

Related Agreements

PIPE Financing

In connection with entering into the Business Combination Agreement, ESGEN and the Sponsor entered into a subscription agreement, dated April 19, 2023, which ESGEN, the Sponsor and OpCo subsequently amended and restated on January 24, 2024 (the “Sponsor Subscription Agreement”), pursuant to which, among other things, the Sponsor agreed to purchase an aggregate of 1,000,000 OpCo preferred units (and be issued an equal number of shares of Zeo Class V Common Stock) (“Convertible OpCo Preferred Units”) concurrently with the Closing at a cash purchase price of $10.00 per unit and up to an additional 500,000 Convertible OpCo Preferred Units (together with the concurrent issuance of an equal number of shares of Zeo Class V Common Stock) during the six months after Closing if called for by Zeo (the “Sponsor PIPE Investment”). Prior to the Closing, ESGEN informed the Sponsor that it wished to call for the additional 500,000 Convertible OpCo Preferred Units at the Closing and, as a result, a total of 1,500,00 Convertible OpCo Preferred Units were issued to Sponsor in return for aggregate consideration of $15,000,000.

Amendments to the Letter Agreement

Concurrently with the execution of the Business Combination Agreement, on April 19, 2023, the Sponsor, ESGEN’s independent directors at the time of its initial public offering (“IPO”) and one or more client accounts of Westwood Group Holdings, Inc. (successor to Salient Capital Advisors, LLC) (the “Westwood Client Accounts” and, together with the Sponsor and certain independent directors of ESGEN, the “Initial Shareholders”), entered into an amendment to that certain Letter Agreement, dated as of October 22, 2021 (the “Letter Agreement”) (and as further amended on January 24, 2024, the “Letter Agreement Amendment"), pursuant to which, among other things, (i) the Initial Shareholders agreed not to transfer his, her or its ESGEN Class B ordinary shares (or the Zeo Class A Common Stock ultimately issuable in exchange for such ESGEN Class B ordinary shares pursuant to the Business Combination Agreement) prior to the earlier of (a) six months after the Closing or (b) subsequent to the Closing (A) if the last sale price of the Zeo Class A Common Stock quoted on Nasdaq is greater than or equal to $12 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-consecutive trading day period commencing at least 90 days after Closing, or (B) the date on which Zeo completes a liquidation, merger, share exchange or other similar transaction that results in all of Zeo’s stockholders having the right to exchange their Zeo Class A Common Stock for cash, securities or other property, (ii) the Initial Shareholders agreed to waive any adjustment to the conversion ratio set forth in the governing documents of ESGEN with respect to the ESGEN Class B ordinary shares prior to the earlier of the ESGEN Share Conversion or the Closing, (iii) the Sponsor agreed to irrevocably surrender and forfeit 2,361,641 ESGEN ordinary shares (the “Sponsor Forfeited Shares”), (iv) the Initial Shareholders other than Sponsor agreed to irrevocably surrender and forfeit 538,359 ESGEN ordinary shares, (v) the Initial Shareholders and Sponsor agreed to forfeit an additional 500,000 shares of Zeo Class A Common Stock if, within two years of Closing, the Convertible OpCo Preferred Units are redeemed or converted (with such shares subject to a lock-up for two years after Closing) and (vi) the Initial Shareholders agreed to forfeit all of their SPAC Private Warrants (as defined in the Business Combination Agreement) in connection with Closing.

Side Letter

In connection with the Closing, ESGEN, the Sponsor, the Initial Shareholders and Sunergy entered into a side letter (the “Side Letter”) pursuant to which 778,381 of the Sponsor Forfeited Shares would be retained in the treasury of Zeo rather than being cancelled and such shares, following conversion into shares of Zeo Class A Common Stock, would then be available to be issued in connection with the Closing. At the Closing these shares were issued to K2 (as defined below), Piper (as defined below) and three other third-party investors.

NRA Agreement

As previously disclosed, on March 11, 2024, ESGEN entered into a non-redemption agreement (the “NRA”) with The K2 Principal Fund L.P. (“K2”), pursuant to which K2 agreed (i) to purchase at least 174,826 ESGEN Class A Ordinary Shares in the open market from investors who had elected to redeem such shares in connection with ESGEN’s extraordinary general meeting of shareholders held to approve the transactions contemplated by the Business Combination Agreement and (ii) not to redeem and to validly rescind any redemption requests on such purchased ESGEN Class A Ordinary Shares. K2 ultimately purchased 176,786 ESGEN Class A Ordinary Shares in accordance with the foregoing.

In exchange for the foregoing commitments to purchase and not redeem such Class A Ordinary Shares, ESGEN agreed to issue, for no consideration an aggregate of 225,174 shares of Zeo Class A Common Stock at the Closing.

Engagement Letter

As previously disclosed, on April 19, 2023, Piper Sandler & Co. (“Piper”) and Sunergy agreed to the withdrawal of Piper from its role as financial advisor to Sunergy with respect to the Business Combination, and on September 5, 2023, Piper changed its role to providing buy-side and debt advisory services to Sunergy pursuant to an amendment to its engagement letter with Sunergy. On March 8, 2024, Piper and Sunergy agreed to a second amendment to the engagement letter (as so amended, the “Engagement Letter”) which provided that (i) if the Closing occurred, Piper would be issued 50,000 shares of Zeo Class A Common Stock at the Closing (and be added as a party to the A&R Registration Rights Agreement (as defined below)) and be paid six equal installments of $500,000, to be paid every three months starting on July 15, 2024 in full satisfaction of amounts due pursuant to the Engagement Letter and (ii) subject to certain conditions, Piper will be granted a right of first refusal on financial advisory services for a period of eighteen months following Closing. Accordingly, Zeo issued Piper 50,000 shares of Zeo Class A Common Stock at Closing.

A&R Registration Rights Agreement

On March 13, 2024, the Sellers, the Initial Shareholders, Piper (the “New PubCo Holders”) and Zeo entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which, among other things, Zeo will provide the New PubCo Holders certain registration rights with respect to certain shares of Zeo Class A Common Stock held by them or otherwise issuable to them pursuant to the Business Combination Agreement, the OpCo A&R LLC Agreement (as defined below) or Zeo’s certificate of incorporation filed on March 13, 2024 (the “Zeo Charter”).

OpCo A&R LLC Agreement

Following the Business Combination, Zeo has been organized in an “Up-C” structure, such that OpCo and the subsidiaries of OpCo hold and operate substantially all of the assets and business of Zeo, and Zeo is a publicly listed holding company that holds common equity interests in OpCo, which holds all of the equity interests in Sunergy. Until any redemption of Exchangeable OpCo Units (as defined below) has occurred as described below, the Sellers generally hold the remainder of the common equity interests of OpCo through their ownership of the Exchangeable OpCo Units. In addition, as described above, the Sponsor owns all of the Convertible OpCo Preferred Units upon the Closing. Except for the consent rights of Sponsor noted below or as specifically set forth in the OpCo A&R LLC Agreement (as defined below), Zeo has the full, exclusive and complete discretion to manage and control the business and affairs of OpCo.

Accordingly, on March 13, 2024, concurrently with the Closing, OpCo amended and restated its limited liability company agreement in its entirely (the “OpCo A&R LLC Agreement”) to, among other things, provide a holder of corresponding economic, non-voting Class B units of OpCo (the “Exchangeable OpCo Units”) the right to cause OpCo to redeem one or more of such Exchangeable OpCo Units, together with the cancellation of an equal number of shares of such holder’s Zeo Class V Common Stock, for shares of Zeo Class A Common Stock on a one-for-one basis, or, at the election of Zeo (as manager of OpCo), cash, in each case, subject to certain restrictions set forth in the OpCo A&R LLC Agreement and the Charter. The OpCo A&R LLC Agreement also provides for mandatory OpCo Unit Redemptions in certain limited circumstances, including in connection with certain changes of control. Subject to certain conditions, the Convertible OpCo Preferred Units are redeemable by Zeo and following the first anniversary of the Closing may be converted by the Sponsor into Exchangeable OpCo Units (and then would be immediately converted, together with the accompanying shares of Zeo Class V Common Stock, into Zeo Class A Common Stock). The Convertible OpCo Preferred Units have accruing distributions of 10% per annum and the Sponsor has holder thereof has certain consent rights over the taking of certain actions of OpCo and its subsidiaries.

The following table summarizes the pro forma number of shares of Zeo Common Stock outstanding following the consummation of the Business Combination and the Domestication, discussed further in the sections below, excluding the potential dilutive effect of the Zeo Public Warrants and the Convertible Preferred Shares.

Equity Capitalization Summary	Shares	%
Sunergy Stockholders	33,730,000	83.8%
ESGEN Public Stockholders	248,579	0.6%
Initial Stockholders	742,564	1.8%
ESGEN Sponsor Stockholders	4,757,436	11.8%
Advisor Shares	553,207	1.4
Backstop Investor Shares	225,174	0.6
Total common stock	40,256,960	100.0%

The following table shows the per share value of Zeo Common Stock held by non-redeeming holders of Zeo Common Stock:

Shares	40,256,960
Book equity per share	$0.21

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization with ESGEN being treated as the acquired company since there was no change in control. in accordance with the guidance for common control transactions in ASC 805-50. Accordingly, the financial statements of the combined entity will represent a continuation of the financial statements of Sunergy with the business combination treated as the equivalent of Sunergy issuing stock for the net assets of ESGEN, accompanied by a recapitalization. The net assets of ESGEN were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Sunergy.

Sunergy was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

Based upon the evaluation of the A&R LLC Agreement, ESGEN OpCo LLC is considered to be a VIE, and ESGEN Acquisition Corp. is considered to be the primary beneficiary through its partnership interest and manager powers conferred to it through the Class A Units. For VIEs, the accounting acquirer is always considered to be the primary beneficiary. As such, ESGEN Acquisition Corp. will consolidate ESGEN OpCo LLC and will be considered to the accounting acquirer; however, further consideration of whether the entities are under common control is required in order to determine whether there is an ultimate change in control and the acquisition method of accounting is required under ASC 805.

While Sunergy did not control or have common ownership of ESGEN prior to the consummation of the Business Combination, the Company evaluated the ownership of the new entity subsequent to the consummation of the transaction to determine if common control existed. If the business combination is between entities under common control, then the acquisition method of accounting is not applicable and the guidance in ASC 805-50 regarding common control should be applied instead. The FASB ASC does not include a definition of common control. In practice, entities with a common parent entity, as determined under ASC 810, are generally considered to be under common control. EITF Issue 02-5, “Definition of ‘Common Control’ in Relation to FASB Statement No. 141”, which was never finalized or codified, has also been applied in practice to determine when entities are under common control. EITF Issue 02-5 indicates that common control would exist in any of the following situations:

●	An individual (including trusts in which the individual is the beneficial owner) or entity holds more than 50 percent of the voting ownership of each entity.

●	Immediate family members hold more than 50 percent of the voting ownership interest of each entity, and there is no evidence that those family members would vote their shares in any way other than in concert. Immediate family members include a married couple and their children, but not the married couple’s grandchildren. Entities might be owned in varying combinations among living siblings and their children. Those situations require careful consideration of the substance of the ownership and voting relationships.

●	A group of shareholders holds more than 50 percent of the voting ownership of each entity, and contemporaneous written evidence of an agreement to vote a majority of the entities’ shares in concert exists.

Sunergy is majority owned by 5 entities (the “Primary Sellers”):

●	Southern Crown Holdings, LLC (wholly owned by Anton Hruby) – 240,000 Common Units (24%)

●	LAMADD LLC (wholly owned by Gianluca Guy) – 240,000 Common Units (24%)

●	JKae Holdings, LLC (wholly owned by Kalen Larsen) – 225,000 Common Units (22.5%)

●	Clarke Capital, LLC (wholly owned by Brandon Bridgewater) – 225,000 Common Units (22.5%)

●	White Horse Energy, LC (wholly owned by Timothy Bridgewater) – 50,000 Common Units (5%)

Each of the above parties have entered into a Voting Agreement, dated September 7, 2023. The term of the Voting Agreement is for five years from the date of the Voting Agreement. The consummation of the Business Combination with ESGEN is expected to occur within the term of the Voting Agreement.

Prior to the Business Combination, the Primary Sellers had 98% ownership in Sunergy. Immediately following the Business Combination, assuming no additional redemptions of Public Shares by ESGEN public shareholders and aggregate forfeitures of 2,900,000 ESGEN ordinary shares by the Initial Shareholders at Closing, the Sellers are expected to own 86.2% of the equity of New PubCo through their New PubCo Class V Common Stock that have voting interests, as well as their Exchangeable OpCo Units that have economic interests, ESGEN public shareholders are expected to own 3.6% of the equity of New PubCo, and the Initial Shareholders are expected to own 10.2% of the equity of New PubCo. Assuming maximum redemptions of Public Shares and aggregate forfeitures of 2,900,000 ESGEN ordinary shares by the Initial Shareholders at Closing, ESGEN public shareholders are expected to own 0.0% of the equity of New PubCo, the Sellers are expected to own 89.4% of the equity of New PubCo through their New PubCo Class V Common Stock that have voting interests, as well as their Exchangeable OpCo Units that have economic interests, and the Initial Shareholders are expected to own 10.6% of the equity of New PubCo.

The Voting Agreement constitutes contemporaneous written evidence of an agreement to vote a majority of the Primary Sellers’ shares of New PubCo in concert. Accordingly, in both redemption scenarios, the Primary Sellers retain majority control through the voting of their shares in conjunction with the Voting Agreement immediately prior to the Business Combination and following the Business Combination and, therefore, there is no change of control before or after the Business Combination. This conclusion is appropriate even though there was no relationship or common ownership or control between Sunergy and ESGEN prior to the Business Combination. Accordingly, the Business Combination should be accounted for in accordance with the guidance for common control transactions in ASC 805-50.

Additional factors that were considered include the following:

●	Subsequent to the Business Combination, the New PubCo Board is expected to be comprised of one individual designated by ESGEN and six individuals that are designated by Sunergy; and

●	Subsequent to the Business Combination, management of New PubCo will be the existing management at Sunergy. The individuals serving as the chief executive officer and chief financial officer of Sunergy’s current management team will continue substantially unchanged upon completion of the Business Combination.

For common control transactions that include the transfer of a business, the reporting entity is required to account for the transaction in accordance with the procedural guidance in ASC 805-50. The C Corporation (ESGEN) is considered to be a substantive entity, the LLC (OpCo) is a business and VIE, and the C Corporation is considered to be the accounting acquirer since it is the primary beneficiary of the LLC. In a transaction that is a combination of entities under common control, the acquirer (ESGEN) should recognize the acquired entity (OpCo and Sunergy) on the same basis as the entities’ common parent.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2023, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, are based on the unaudited financial statements of ESGEN and Sunergy. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2023(1)

	Sunergy (US GAAP Historical)	ESGEN (US GAAP Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$8,022,306	$60,518	$15,000,000	A	$18,069,401
			2,857,872	B
			(7,974,949)	C
			588,602	I
			(484,948)	O
Accounts receivable, less reserves	2,970,705	-	-		2,970,705
Inventories, net	350,353	-	-		350,353
Prepaid installation costs	4,705,519	-	-		4,705,519
Prepaid expenses and other assets	40,403	19,279	-		59,682
Total current assets	16,089,286	79,797	9,986,577		26,155,660
Non-current assets
Property, plant, and equipment	2,918,320	-	-		2,918,320
Operating lease ROU assets	1,135,668	-	-		1,135,668
Other assets	62,140	-	-		62,140
Goodwill	27,010,745	-	-		27,010,745
Intangible assets, net	771,028	-	-		771,028
Deferred tax asset, net	-	-	1,621,042	K	1,621,042
Marketable securities held in Trust Account	-	16,018,732	(2,857,872)	B	-
			(13,336,056)	L
			175,196	H
Total non-current assets	31,897,901	16,018,732	(14,397,690)		33,518,943
Total assets	$47,987,187	$16,098,529	$(4,411,113)		$59,674,603

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	7,660,452	5,669,349	(2,891,346)	C	10,438,455
Due to related party	-	339,193	20,000	I	-
			(359,193)	O
Promissory note - related party		1,783,744	588,602	I	-
			49,299	H
			(2,421,645)	O
Due to officer’s - related party	-	-	-		-
Current portion of long-term debt	404,871	-	-		404,871
Current portion of lease liabilities	539,599	-	-		539,599
Contract liabilities	5,023,418	-	-		5,023,418
Total current liabilities	13,628,340	7,792,286	(5,014,283)		16,406,343
Non-current liabilities
Long-term debt	1,389,545	-	-		1,389,545
Non-current operating lease liabilities	636,414	-	-		636,414
Convertible preferred securities	-	-	14,550,000	A	14,550,000
Warrant liabilities	-	1,113,600	(505,440)	N	608,160
Total non-current liabilities	2,025,959	1,113,600	14,044,560		17,184,119
Total liabilities	15,654,299	8,905,886	9,030,277		33,590,462

Class A ordinary shares subject to possible redemption	-	16,018,732	(2,857,872)	F	-
			175,196	H
			(13,336,056)	L
Redeemable noncontrolling interest	-	-	17,540,442	J	17,540,442

EQUITY
ESGEN preferred stock	-	-			-
Class V common stock			3,373	D	3,523
			150	A
Class A common stock			503	R	503
ESGEN Class A ordinary shares	-	562	25	F	-
			(162)	G
			55	P
			23	Q
			(503)	R
ESGEN Class B ordinary shares	-	128	(54)	G	-
			(74)	G
Additional paid-in capital	-	-	(1,808,685)	C	8,496,509
			29,520,315	D
			(13,349,019)	E
			2,857,847	F
			290	G
			(17,540,442)	J
			1,621,042	K
			114,000	M
			2,295,890	O
			449,850	A
			2,765,980	P
			1,569,440	Q
Members’ Equity	29,523,688		(29,523,688)	D	-
Accumulated deficit	2,809,200	(8,826,779)	(3,274,918)	C	43,165
			13,349,019	E
			(49,299)	H
			(20,000)	I
			(114,000)	M
			505,440	N
			(2,766,035)	P
			(1,569,463)	Q
Equity attributable to shareholders	32,332,888	(8,826,089)	(14,963,099)		8,543,700
Total equity and liabilities	$47,987,187	$16,098,529	$(4,411,113)		$59,674,603

(1)	The unaudited pro forma condensed combined balance sheet as of December 31, 2023, combines the unaudited balance sheet of Sunergy as of December 31, 2023, with the unaudited balance sheet of ESGEN as of December 31, 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023(2)

	Sunergy (US GAAP Historical)	Esgen (US GAAP Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Revenue	$94,601,749	$-	$-		$94,601,749
Revenue from related parties	15,464,852	-	-		15,464,852
Cost of sales	(88,030,259)	-	-		(88,030,259)
Gross profit	22,036,342	-	-		22,036,342
Sales and marketing	(1,157,910)	-	-		(1,157,910)
Depreciation and amortization expense	(1,860,188)	-	-		(1,860,188)
General and administrative expenses	(12,480,409)	-	(2,766,035)	HH	(16,815,907)
			(1,569,463)	II
Formation and operating costs	-	(5,059,125)	120,000	BB	(4,939,125)
Transaction costs			(2,622,594)	CC	(2,622,594)
Total operating expenses	(15,498,507)	(5,059,125)	(6,838,092)		(27,395,724)

Operating income (loss)	6,537,835	(5,059,125)	(6,838,092)		(5,359,382)

Other income (expense)
Total Other Income (Expense), Net	(183,401)	-	-		(183,401)
Interest expense	(123,996)	-	-		(123,996)
Stock-based compensation expense	-	-	(114,000)	FF	(114,000)
Change in fair value of warrant liabilities	-	(317,376)	160,056	GG	(157,320)
Interest income on marketable securities held in Trust Account	-	1,950,267	(1,950,267)	AA	-
Recovery of offering costs allocated to warrants/Transaction costs		425,040	-		425,040
Total other non-operating income and expenses	(307,397)	2,057,931	(1,904,211)		(153,677)

Net income before income tax	6,230,438	(3,001,194)	(8,742,303)		(5,513,059)

Income tax (expense) benefit	-	-	(682,297)	EE	(682,297)
Net income (loss)	6,230,438	(3,001,194)	(9,424,600)		(6,195,356)

Net income attributable to non-controlling interest	-	-	5,416,479	DD	5,416,479

Net income (loss)	$6,230,438	$(3,001,194)	$(4,008,121)		$(778,877)

Basic and diluted net loss per common unit	1,000,000
Basic net loss per share, Class A ordinary shares subject to possible redemption		$(1.32)

Basic net income per share, Class A and Class B ordinary shares		$0.29

Pro forma weighted average number of shares outstanding - basic and diluted					40,256,960 (1)

Pro forma loss per share - basic and diluted					$(0.02)

(1)	Please refer to Note 7 (“Net Loss per Share”) for details.
(2)	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, combines the unaudited statement of operations of Sunergy for year ended December 31, 2023, with the unaudited statement of operations of ESGEN for the year ended December 31, 2023.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation and Accounting Policies

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Sunergy was determined to be the accounting acquirer, primarily due to the fact that Sunergy stockholders continue to control the Combined Company. Under this method of accounting, although ESGEN acquired all of the outstanding equity interests of Sunergy in the Business Combination, ESGEN was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Sunergy issuing stock for the net assets of ESGEN, accompanied by a recapitalization. The net assets of ESGEN were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Sunergy.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 assumes that the Business Combination and related transactions occurred on December 31, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 has been prepared using, and should be read in conjunction with, the following:

●	ESGEN’s unaudited balance sheet as of December 31, 2023; and

●	Sunergy’s unaudited consolidated balance sheet as of December 31, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 has been prepared using, and should be read in conjunction with, the following:

●	ESGEN’s unaudited statement of operations for the year ended December 31, 2023; and

●	Sunergy’s unaudited consolidated statement of operations for the year ended December 31, 2023.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The historical financial statements of Sunergy have been prepared in accordance with U.S. GAAP. The historical financial statements of ESGEN have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by Sunergy.

The pro forma adjustments reflect adjustments to record the tax receivable agreement liability. Upon the completion of the Business Combination, PubCo will be a party to a tax receivable agreement. Under the terms of that agreement 85% of the tax benefit to PubCo represents additional purchase price. The tax impacts of the transaction were estimated based on the applicable law and expected filing jurisdictions in effect on December 31, 2023.

The realizability of the deferred tax assets is subject to various estimates and assumptions, including preliminary projections of future taxable income of appropriate character. Therefore, the recognition of deferred tax assets, including any valuation allowances, and the resulting impact on the tax receivable agreement liability is subject to change based on a final analysis upon completion of the transaction. The pro forma reflects adjustments to deferred tax assets to reflect the difference between the financial statement and tax basis in the investment in Sunergy. The realizability of the deferred tax assets is subject to various estimates and assumptions, including preliminary projections of future taxable income of appropriate character. Therefore, the recognition of deferred tax assets, including any valuation allowance, and the resulting impact on the tax receivable agreement liability is subject to change based on a final analysis upon completion of the transaction.

The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account ESGEN Warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter.

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the Combined Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EFHAC has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The unaudited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Sunergy and ESGEN have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2023.

Transaction Accounting Adjustments to Unaudited Pro Foma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of December 31, 2023, are as follows:

A.	Reflects the proceeds of $15,000,000 received from the initial draw of the Convertible Preferred Equity Security and the issuance of 1,500,000 Class V shares to the Sponsor.

B.	Reflects the liquidation and reclassification of $0.3 million of funds held in the Trust Account to cash that became available following the Business Combination.

C.	Reflects the payments of $1.0 of Business Combination related fees and expenses of Sunergy post December 31, 2023 and pre- closing of the Business Combination, the payment of $7.0 million of ESGN Business Combination related fees and expenses at the closing of the Business Combination, and to accrue $0.7 million of ESGEN Business Combination related fees and expenses and $1.8 million of Sunergy Business Combination related fees and expenses to be paid post-closing of the Business Combination.

D.	Represents the exchange of outstanding Sunergy shares into 33,730,000 shares of Class V common stock at a par value of $0.0001 per share at the Business Combination.

E.	Represents the elimination of ESGEN’s historical accumulated losses after recording the transaction costs to be incurred by ESGEN as described in (C) above, the recording of interest earned in the Trust and the administrative fee due to related party as described in (I) below, the recording of the accretion of ordinary shares subject to redemption as described in (H) below, recording of the stock based compensation as described in (M) below, the recording of the cancellation of ESGEN private warrants as described in (N) below and the recording of the shares issued to K2 as described in (Q) below..

F.	Reflects the reclassification of 248,579 shares of ESGEN ordinary shares subject to possible redemption to permanent equity.

G.	Reflects the forfeiture of 2,900,000 shares of ESGEN Class B ordinary shares and the conversion of the remaining ESGEN Class B ordinary shares into Class A ordinary shares on a one-for-one basis.

H.	Reflects the extension payments and interest earned in the Trust account subsequent to December 31, 2023 and to record the accretion of the ordinary shares subject to redemption.

I.	Reflects the additional draw of $0.1 million on the ESGEN October 2023 promissory note – related party, the $0.5 million draw on the ESGEN January 2024 promissory note – related party, and $0.2 million due to related party subsequent to December 31, 2023.

J.	Reflects the recognition of the non-controlling interest as a result of the Up-C structure. In accordance with ASC 480-10-S99 the non-controlling interest is classified as mezzanine equity as the units of the non-controlling interest are exchangeable for Class A Shares at ESGEN Acquisition Corp. (and surrender of the Class V share) or for a cash payment equal to the product of (x) the number of shares of Class A Common Stock that would be delivered to a Member in an Exchange if such Exchange were to be settled in shares of Class A Common Stock, multiplied by (y) the price per share of Class A Common Stock. The cash payment is at the discretion of the Manager (i.e. ESGEN Acquisition Corp.). However, in an Exchange of Class B Units, the price per share of Class A Common Stock shall only be determined by an underwritten offering undertaken by the Manager in anticipation of the Exchange (a “Liquidity Offering”).

K.	Reflects the adjustments to deferred tax assets to reflect the difference between the financial statement and tax basis in the investment in Sunergy and includes tax benefit related to future deductibility of ESGEN legal accruals. The adjustment is net of a valuation allowance related to outside basis in the investment of Sunergy that is capital in nature and is not believed to be realized in the foreseeable future.

L.	Reflects the redemption of 1,159,976 ESGEN Class A ordinary shares at a redemption price of $11.50 per share for an aggregate amount of approximately $13,336,056 on March 12, 2024.

M.	Reflects the recognition of stock-based compensation at the consummation of the Business Combination related to the ESGEN Class B Founders Shares transferred to independent directors.

N.	Reflects the cancellation of 14,040,000 ESGEN private placement warrants at the Business Combination.

O.	Reflects the forgiveness of $0.3 million of ESGEN due to related party, $1.9 million of ESGN promissory note – related party and the payment of $0.5 million of the ESGEN promissory note issued in January 2024 at the closing of the Business Combination.

P.	Reflects the issuance of 553,207 shares of Class A common stock, par value $0.0001, at $5 per share to K2, Piper and three other third party advisors for services rendered in connection with the Business Combination.

Q.	Reflects the issuance of 225,174 shares of Class A common stock, par value $0.0001, at $6.97 per share, the closing price of Zeo Class A common stock on the day of the closing of the Business Combination, issued to K2 pursuant to the terms of the Non-Redemption Agreement.

R.	Reflects the Domestication by converting each outstanding ESGEN Class A ordinary share into Class A common stock of Zeo, par value $0.0001 per share, on a one-for-one basis.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for year ended December 31, 2023 are as follows:

AA.	Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2023.

BB.	To eliminate the administrative service fees that will be ceased to pay upon closing of the Business Combination.

CC.	Reflects the transaction costs of ESGEN.

DD.	Reflects the recognition of net income attributable to non-controlling interest as a result of the Up-C structure.

EE.	Reflects the pro forma federal and state income tax due at PubCo (consolidated).

FF.	Reflects the recognition of stock-based compensation at the consummation of the Business Combination related to the ESGEN Class B Founders Shares that were transferred to independent directors.

GG.	Reflects the reversal of the fair value adjustment due to the cancellation of the 14,040,000 ESGEN private placement warrants.

HH.	Reflects the expense related to the issuance of 553,207 shares of Class A common stock, par value $0.0001, at $5 per share to K2, Piper and three other third party advisors for services rendered in connection with the Business Combination.

II.	Reflects expense related to the issuance of 225,174 shares of Class A common stock, par value $0.0001, at $6.97 per share, the closing price of Zeo Class A common stock on the day of the closing of the Business Combination, issued to K2 pursuant to the terms of the Non-Redemption Agreement.

Note 3 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Public Shares by ESGEN’s Public Shareholders for the year ended December 31, 2023:

Year Ended December 31, 2023
Pro forma net loss	$(778,877)
Weighted average shares outstanding of common stock – basic and diluted	40,256,960
Net loss per share – basic and diluted	$(0.02)
Excluded securities:(1)
Convertible Preferred Shares(2)	1,363,636
Public Warrants	13,800,000

(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.
(2)	Assumes the conversion of $15,000,000 of the Convertible Preferred equity security at a conversion price of $11.00 per share.